THIRD AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS THIRD AMENDMENT effective as of August 1, 2016, to the Fund Accounting Servicing Agreement, dated as of August 10, 2010, as amended April 28, 2011 and November 12, 2014 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of the Performance Trust Funds (the “Funds”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS		U.S. BANK NATIONAL ASSOCIATION
By:	/s/ John P. Buckel	By:	/s/ Michael R. McVoy

Pinted Name:	John P. Buckel	Pinted Name:	Michael R. McVoy

Title:	President	Title:	Executive ice President

Amended Exhibit B
to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at August 1, 2016

Annual Fee Based Upon Average Net Assets Per Fund*
        ____ basis points on the first $____
        ____ basis points on the next $____
        ____  basis points on the balance
Minimum annual fee:  $____ per fund

▪ Additional fee of $____ for each additional class
▪ Additional fee of $____ per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪ Daily performance reporting
▪ Advisor Information Source Web portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $____ for the first fund (subject to Board approval)
▪ $____ for each additional fund (subject to change based on Board review and approval)
▪ $____ / sub-advisor per fund
▪ Non-USBFS Distribution fee of $____ per year

 Miscellaneous Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Section 15(c) reporting, daily compliance testing (Charles River), electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Amended Exhibit B (continued) to the Trust for Professional Managers Fund Accounting Servicing Agreement

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at August, 2016

Pricing Services
▪ $____ Domestic and Canadian Equities/Options
▪ $____ Municipal/Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
▪ $____ CMOs/Money Market Instruments/International Bonds
▪ $____ /Fund per Day - Bank Loans
▪ $____ /Fund per Day - Credit Default Swaps/Swaptions
▪ $____ /Fund per Day - Basic Interest Rate Swaps
▪ $____ /Fund per Month - Mutual Fund Pricing
▪ $____ /Foreign Equity Security per Month for Corporate Action Service
▪ $____ /Domestic Equity Security per Month for Corporate Action Service
▪ $____ /Month Manual Security Pricing (>10/day)

Factor Services (BondBuyer)
▪ $____ /CMO/Month
▪ $____ /Mortgage Backed/Month
▪ $____ /Month Minimum/Fund Group

Fair Value Services (FT Interactive)
▪ $____ on the First 100 Securities/Day
▪ $____ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative sources may result in additional fees.

Advisor’s signature below acknowledges approval of the two (2) fee schedules above on this Amended Exhibit B.

By:  PT Asset Management, LLC

Name: /s/ Steven J. Novatney_____________________________

Printed Name and Title: Steven J. Novatney, Chief Operating Officer___________

Date: August 5, 2016____________________________________